GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARIES
                           Development Stage Companies
                      ESTIMATED CONSOLIDATED BALANCE SHEETS

                                                                        May
                                                                      31, 1999
                                                                     (unaudited)
                                     ASSETS
CURRENT ASSETS:
         Cash and cash equivalents                                  $  835,415
         Accounts receivable, less allowance for doubtful
         accounts of $15,000                                            48,330
         Prepaid expenses                                               41,434
                                                                    ----------
                  Total Current Assets                                 925,179

INVESTMENT IN, AND ADVANCES TO, GEN 02, INC.                           434,777

PROPERTY AND EQUIPMENT                                                 105,929

COMPUTER SOFTWARE, TECHNOLOGY LICENSE AND
   RELATEDASSETS, LESS ACCUMULATED AMORTIZATION                      2,144,634

OTHER ASSETS                                                            93,155
                                                                    ----------
                                                                    $3,703,674
                                                                    ==========

                       LIABILITES AND STOCKHOLDERS EQUITY

CURRENT LIABILITES:
         Current maturities of long-term debt                         $334,375
         Accounts payable and accrued expenses                         425,940
         Accrued interest payable-related party                        188,269
                                                                    ----------

                  Total current liabilities                            948,584
                                                                    ----------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                 78,125
                                                                    ----------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDER EQUITY:
         Preferred Stock, $.0001 par value: 24,294,000 shares
                  authorized: none outstanding                               -
         Series A preferred stock, $.0001 par value, 706,000 shares
                  authorized: issued and outstanding 381,177 shares         38
         Common Stock, $.0001 par value; 75,000,000 shares
                  authorized: issued and outstanding 7,822,076*
                  shares (1999)and 6,913,965* shares (1998)                782
         Additional paid in capital                                  9,865,889
         Deficit Accumulated During the Development Stage           (7,189,654)
                                                                    ----------
Total Stockholders Equity                                            2,676,965
                                                                    ----------
                                                                    $3,703,674
                                                                    ==========

*2,000,000 shares issued are subject to shareholder approval.